[CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION.]

Novint Technologies, Inc.

Statement of Work to enable [redacted] in [redacted]
with Haptic Interaction
for CHEVRON
Contract No. 4517699

May 7, 2001

Novint Technologies, Inc.
8500 Menaul Blvd
Albuquerque, NM
Contact John Ranta
jranta@novint.com
[redacted]

1) Introduction

This Statement of Work describes a project to build a prototype to demonstrate and validate the use of three-dimensional haptic interaction to improve a user's ability to [redacted] The vision is that users will be both more efficient and prefer to use this new technology instead of the current non-haptic approach.

It is anticipated that, if this prototype effort is deemed successful, Novint and CHEVRON will enter into a follow-on project to expand on the prototype's capabilities for analysis and interpretation, and to explore its portability to Chevron's production visualization environment.

2) Overview

[redacted]

3) Key Characteristics

The key characteristics for the haptic interaction and modification prototype are:

a) [redacted]

b)

c)

d)

e)

f)

g)

h)

i)

j)

k)

4) Deliverables

The major deliverables for the haptic interaction and modification prototype are:

a) Software prototype program executables.
b) Internal use Prototype license for evaluation and demonstration within CHEVRON.
c) It is recommended that CHEVRON obtain a [redacted] Workstation - [redacted]
d) [redacted]
e)

5) Timeline

The overall timeline for the haptic interaction and modification prototype effort are:

CHEVRON Delivers purchase order	Project Starts	Estimate April 15, 2001
Confirm detailed specification and project plan	CHEVRON and Novint	1 Week after project start
Novint delivers final Statement of work	CHEVRON review and signoff	2 Weeks after project start
Start Technical Implementation		3 Weeks after project start
Novint provides demonstration that could be shown at [redacted]	Running on [redacted] workstation with Phantom and early release of prototype s/w	June 18-22, 2001
Novint delivers beta release of prototype s/w	CHEVRON evaluation and signoff	~3 months Timed to coincide with the Chevron Worksystem Technology Transfer Meeting in San Ramon CA during mid-July 2001
Novint delivers final release of prototype s/w	CHEVRON evaluation and signoff	~4 months

6) Responsibilities

f) CHEVRON will provide a person or persons to act as Novint's technical and administrative contacts for the duration of the project.
g) Novint will assign a project leader, for the duration of the project, to coordinate all technical issues with the CHEVRON technical point of contact. Novint will

designate an administrative contact to coordinate all contractual issues with CHEVRON.

h) Novint will complete the Software Development, Hardware Integration and Testing tasks at Novint facilities. Novint hardware will be utilized to complete these tasks.
i) Novint retains sole rights of ownership, development and commercial distribution for the prototype software source code and its derivative works.
j) Novint will complete the installation, training and test of the system at the CHEVRON facility in [redacted]
k) CHEVRON will be granted a license to use Prototype executables within CHEVRON for evaluation and demonstration purposes.
l) The "project start date" for the purposes of this agreement is estimated to be April 15, 2001.

2) Completion Criteria

a) This project will be considered complete when final version of the prototype has been installed and tested at the CHEVRON facility, and CHEVRON has completed its evaluation.

3) Estimates

a)	Phantom System	Obtained Separately
b)	[redacted] Workstation	Obtained separately
c)	Prototype SW Design, Development & Testing	$ 65,000
d)		
e)	Travel (est)	5,000
f)	Total	$ 70,000

4) Terms and Conditions

a) The services and products described in this statement of work are offered to CHEVRON at a price of $ 70,000.
b) In return for this development fee, Chevron and its Affiliates will be given, at no further cost, up to 10 (ten) seat licenses for the resulting [redacted] haptic [redacted] software module. All future purchases by Chevron and its Affiliates would be under the most favorable terms and condition granted to customers.
c) CHEVRON will be invoiced as follows for items in the Statement of Work:
   i) 25% of the total invoice is due upon signing this agreement.
   ii) 25% of the total invoice is due upon demonstration of the Prototype to the reasonable satisfaction of Chevron that could be shown at [redacted]
   iii) 25% of the total invoice is due upon delivery for the Chevron Worksystem Technology Transfer Meeting in San Ramon, CA during mid July 2001,of the beta versicnof the software, that met Chevron's reasonable satisfaction.
   iv) The final 25% of the total invoice is due upon installation of the final Prototype that operates to the reasonable satisfaction of Chevron before Nov. 30, 2001and successful evaluation of the completed project.

d) Remit to:
Novint Technologies
8500 Menaul Blvd, Suite A210
Albuquerque, NM 87112
USA

5) Warranty

The software prototype is delivered as is. Novint will make its best effort to correct major defects or flaws for a period of 90 days after the prototype is installed. This prototype is intended to provide a proof of concept for evaluation of the use of haptic interaction techniques for [redacted]. If this prototype is to be used for commercial [redacted] within CHEVRON it may require additional documentation and testing.

6) Signatures

Agreed:

CHEVRON

By:

[redacted]

[redacted]

[redacted] Program Manager
Date: May 7th, 2001

Agreed:

Novint Technologies, Inc.

By:

Tom Anderson
CEO
Date: 5/9/01